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                                                                    EXHIBIT 16.1




June 11,  2002

Securities and Exchange Commission
Washington, DC 20549

Dear Sir or Madam:

We have read paragraphs 1 through 3 of Item 4 of the Form 8-K/A-1 of Alpha Technologies Group, Inc. dated June 11, 2002, and agree with the statements concerning our firm contained therein.

Yours truly,



/s/ Grant Thornton LLP